CONSENT OF INDEPENDENT AUDITORS





The Trustees and Shareholders
Keystone Growth and Income Fund (S-1)





     We consent to the use of our report dated September 27, 1996, incorporated by reference herein, and to the reference to our firm under the caption "FINANCIAL HIGHLIGHTS" in the Prospectus.





                                        /s/ KPMG Peat Marwick LLP

                                        KPMG Peat Marwick LLP





Boston, Massachusetts
December 6, 1996